The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to change.

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                                                       FREE WRITING PROSPECTUS
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                                                     MortgageIT Securities Corp.

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                                                          $[1,251,997,000]
                                                            (Approximate)
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                                                       MortgageIT Trust 2007-1
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                                                     MortgageIT Securities Corp.
                                                             (Depositor)
------------------------------------------------------------------------------------------------------------------------------------

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                                   MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-1
                                                          (Issuing Entity)
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                                                        Deutsche Bank [LOGO]

                                                           May [15], 2007

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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 1

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             Free Writing Prospectus
                                                                                                          Filed Pursuant to Rule 433
                                                                                              Registration Statement No.: 333-131288

The analysis in this report is based on information provided by MortgageIT Securities Corp. (the "Depositor"). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and
Exchange Commission's website at www.sec.gov. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc. ("DBSI") toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement
(collectively, the "Prospectus"). The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the
Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational
Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These
Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational
Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 5% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity)
may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in
United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI
IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 2

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                            FREE WRITING PROSPECTUS DATED: May [15], 2007
                                                     MortgageIT Securities Corp.
                                                 Mortgage Loan Trust, Series 2007-1
                                                   $[1,521,997,000] (Approximate)
                                         Subject to an aggregate permitted variance of +/-5%

                                           All Terms and Conditions are subject to change

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                                                                                  WAL (yrs)
                                                                   Assumed Legal     to
  Class         Approximate                                            Final       Pricing                           Expected
                Size(1) ($)             Collateral Type             Maturity(2)     Speed    Pass-Through Rate       Ratings
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  1-A-1        $[449,149,000     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [3.50]     LIBOR + [ ]%(3)       [AAA/Aaa]
 2-A-1-1        [225,930,000     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [3.47]     LIBOR + [ ]%(3)       [AAA/Aaa]
 2-A-1-2        [100,000,000     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [3.47]     LIBOR + [ ]%(4)       [AAA/Aaa]
 2-A-1-3         [82,000,000     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [2.58]     LIBOR + [ ]%(3)       [AAA/Aaa]
 2-A-1-4        [18,000,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [7.54]     LIBOR + [ ]%(3)       [AAA/Aaa]
 2-A-1-5        [47,326,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [3.47]     LIBOR + [ ]%(3)       [AAA/Aaa]
 2-A-1-6       [200,000,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [3.47]     LIBOR + [ ]%(5)       [AAA/Aaa]
 2-A-1-7        [50,000,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [3.47]     LIBOR + [ ]%(3)       [AAA/Aaa]
    M-1         [17,687,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [5.68]     LIBOR + [ ]%(6)       [AA+/Aa1]
    M-2         [15,792,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [5.68]     LIBOR + [ ]%(6)       [AA/Aa2]
    M-3          [6,317,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [5.68]     LIBOR + [ ]%(6)       [AA-/Aa3]
    M-4          [6,317,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [5.68]     LIBOR + [ ]%(6)        [A+/A1]
    M-5          [6,948,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [5.68]     LIBOR + [ ]%(6)        [A/A2]
    M-6          [6,949,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [5.68]     LIBOR + [ ]%(6)        [A-/A3]
    M-7          [6,317,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [5.62]     LIBOR + [ ]%(6)      [BBB+/Baa1]
    M-8          [6,316,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [5.43]     LIBOR + [ ]%(6)      [BBB/Baa2]
    M-9          [6,949,000]     ARM, Hybrid ARM & Fixed Rate      June 25, 2047    [5.06]     LIBOR + [ ]%(6)      [BBB-/Baa3]
------------------------------------------------------------------------------------------------------------------------------------
 Total
Offered     $[1,251,997,000]
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(1) The Structure is preliminary and subject to change.  The aggregate variance on the bond sizes is + / - 5%.
(2) The assumed legal final maturity is subject to collateral and rating agency analysis.
(3) The Pass-Through Rates for the Class 1-A-1, Class 2-A-1-1, Class 2-A-1-3, Class 2-A-1-4, Class 2-A-1-5,  and Class 2-A-1-7
Certificates will be variable rates equal to  the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the Net WAC
Pass-Through Rate.  The Class 1-A-1, Class 2-A-1-1, Class 2-A-1-3, Class 2-A-1-4, Class 2-A-1-5 and Class 2-A-1-7 Certificates will have the benefit of the Certificate Swap Agreements as further described below.  If the Optional Call is not exercised on the first possible date, the margins will increase to two times the original margins.
(4) The pass-through rate on the Class 2-A-1-2 Certificates will be a floating rate equal to (i) One-month LIBOR plus a specified margin so long as a Class 2-A-1-2 Swap Default has not occurred and is not continuing and (ii) if a Class 2-A-1-2 Swap Default has occurred and is continuing, the lesser of (x) One-month LIBOR plus a specified margin and (ii) the Net WAC Pass-Through Rate. The
Class 2-A-1-2 Certificates will have the benefit of the Class 2-A-1-2 Swap Agreement and the Certificate Swap Agreements, each as further described below. If the Optional Call is not exercised on the first possible date, the specified margin on the Class 2-A-1-2
Certificates will increase to [2.0] times the original margin.
(5) ) The pass-through rate on the Class 2-A-1-6 Certificates will be a floating rate equal to (i) One-month LIBOR plus a specified margin so long as a Class 2-A-1-6 Swap Default has not occurred and is not continuing and (ii) if a Class 2-A-1-6 Swap Default has occurred and is continuing, the lesser of (x) One-month LIBOR plus a specified margin and (ii) the Net WAC Pass-Through Rate. The
Class 2-A-1-6 Certificates will have the benefit of the Class 2-A-1-6 Swap Agreement and the Certificate Swap Agreements, each as further described below. If the Optional Call is not exercised on the first possible date, the specified margin on the Class 2-A-1-6
Certificates will increase to [2.0] times the original margin.
(6) The Pass-Through Rates for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
M-9 Certificates will be variable rates equal to the lesser of (i) One-Month LIBOR plus the respective margins and (ii) the Net WAC
Pass-Through Rate. These Certificates will have the benefit of the Certificate Swap Agreements as further described below. If the
Optional Call is not exercised on the first possible date, the margins will increase to 1.5 times the original margins.
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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 3

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                        Transaction Overview
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Certificates:                       The Class 1-A-1 Certificates (the "Class 1-A Certificates"), the Class 2-A-1-1, Class 2-A-1-2,
                                    Class 2-A-1-3, Class 2-A-1-4, Class 2-A-1-5, Class 2-A-1-6, and Class 2-A-1-7 Certificates (the
                                    "Class 2-A Certificates" and together with the Class 1-A Certificates, the "Class A
                                    Certificates" or the "Senior Certificates") and the Class M-1, Class M-2, Class M-3, Class M-4,
                                    Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the "Class M
                                    Certificates" or the "Subordinate Certificates"). Additionally, the trust will issue the Class
                                    CE, the Class P and the Class R Certificates.

Offered Certificates:               The Senior Certificates and Subordinate Certificates.

Pricing Speed:                      100% PPC (100% PPC with regard to the fixed rate mortgage loans equals 2% CPR growing to 20% CPR over 10 months. 20% CPR thereafter; 100% PPC with regard to the adjustable rate mortgage loans equals 2% CPR in month 1, an additional 2.090909091% CPR for each month thereafter, building to
                                    25% CPR in month 12 and remaining constant at 25% CPR until month 60, increasing to and remaining constant at 55% CPR from month 61 until month 66 and decreasing and remaining constant at 35% CPR from month 67 and thereafter)

Depositor:                          MortgageIT Securities Corp.

Master Servicer and Securities
Administrator:                      Wells Fargo Bank, N.A.

Servicer:                           Wells Fargo Bank, N.A. ("Wells Fargo"). See Exhibit A to this Free Writing Prospectus for a description of Wells Fargo as a servicer.

Originator:                         MortgageIT, Inc ("MortgageIT"). See Exhibit B to this Free Writing Prospectus for a description of MortgageIT as an originator.

Trustee:                            HSBC Bank USA, National Association

Certificate Swap I Provider:        Deutsche Bank AG, New York Branch.

Certificate Swap II Provider:       Deutsche Bank AG, New York Branch.

Certificate Swap III Provider:      Deutsche Bank AG, New York Branch.

Class 2-A-1-2 Swap Provider:        TBD.

Class 2-A-1-6 Swap Provider:        TBD.

Credit Risk Manager:                Clayton Fixed Income Services Inc.

Cut-off Date:                       May 1, 2007.

Pricing Date:                       Week of May [14], 2007.

Closing Date:                       May 31, 2007.

Legal Structure:                    REMIC.

Optional Call:                      10% Cleanup Call, exercisable by the Master Servicer.

Distribution Dates:                 25th of each month, or next business day, commencing in June 2007.

Interest Accrual Period:            The interest accrual period with respect to the Offered Certificates and a given Distribution
                                    Date will be the period beginning with the previous Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date
                                    (calculated on an actual/360 day basis).

Settlement:                         The price to be paid for the Offered Certificates will not include accrued interest.
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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 4

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                        Transaction Overview
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ERISA:                              The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans subject to Title I of ERISA or section 4975 of the Code, subject to certain conditions. Prior to the termination of the Supplemental Interest Trust which holds the
                                    Certificate Swap Agreements, the offered certificates may not be acquired or held by a person investing assets of any such plan investor, unless such acquisition or holding is eligible for the exemptive relief under an administrative or statutory exemption. Prospective investors should consult legal counsel as to whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the
                                    Internal Revenue Code of 1986, as amended, or other similar laws.

SMMEA:                              After the Prefunding Period (as defined below), the Senior Certificates and the Class M-1, Class
                                    M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as such certificates are rated in one of the two highest rating categories by Moody's or Standard & Poor's or another nationally recognized statistical rating organization. Investors should consult legal counsel in determining the extent to which the Offered Certificates constitute legal investments for them.

Credit Enhancement:                 Credit Enhancement for the Offered Certificates will be provided by excess interest, overcollateralization, and subordination (see "Allocation of Losses" below).

Prefunding Account:                 On the Closing Date, it is estimated that up to $[157,135,175.81] will be deposited into a segregated account referred to as the prefunding account (the "Prefunding Account"). The amount deposited in the Prefunding Account will be used solely to purchase mortgage loans to be included in the trust for a period of up to one month following the Closing Date (the
                                    "Prefunding Period"). If any amounts are left in the Prefunding Account following the Prefunding
                                    Period, such amounts will be distributed on the following distribution date as a principal payment to the holders of the Senior Certificates as described in under "Cashflow Description"
                                    below. The Prefunding Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Capitalized Interest                On the Closing Date if required pursuant to the pooling and servicing agreement, the depositor
Account:                            will deposit cash into a segregated account referred to as the capitalized interest account (the
                                    "Capitalized Interest Account"). The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each class of Offered Certificates that may arise during the Prefunding Period as a result of the prefunding feature of the transaction. Any amounts remaining in the Capitalized Interest Account (including investment earnings) after the Prefunding Period will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the Capitalized Interest
                                    Account will be invested in permitted investments. The Capitalized Interest Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 5

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Collateral:                         All of the Mortgage Loans are secured by first liens.

                                    The Mortgage Loans will consist of fixed [31.95]% and adjustable rate One-Year LIBOR [8.24]%,
                                    Six-Month LIBOR [58.56]% and One-Year CMT [1.25]% indexed mortgage loans (in each case, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) with an expected aggregate principal balance of approximately $[1,263,367,271.09] as of the Cut-off Date. The
                                    Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $[483,996,504.78] and the Group II Mortgage Loans will represent conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately
                                    $[779,370,766.31]. All of the adjustable rate Mortgage Loans have initial rate adjustments occurring six months after the date of origination ("ARMs") or three, five, seven or ten years after the date of origination ("Hybrid ARMs"). Approximately [75.56]% of the Mortgage Loans (by
                                    aggregate principal balance of the Mortgage Loans as of the Cut-off Date) allow for payments of interest only for a three, five, seven or ten year fixed term set forth in the related mortgage note. After such interest only period, each such Mortgage Loan will fully amortize over its remaining term. The remaining approximately [24.44]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, fully amortize over their original terms (generally 30 to 40 years).

                                    NOTE: The information related to the Mortgage Loans described herein reflects preliminary information. It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise removed from the pool of Mortgage Loans and additional mortgage loans may be added to the pool of Mortgage Loans. The characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate principal balance of the Mortgage Loans as of the
                                    Closing Date may be greater than or less than the aggregate principal balance of the Mortgage
                                    Loans presented herein by up to 5%. Consequently, the initial principal balance of the Offered
                                    Certificates may vary up to 5% from the amounts shown herein.

Advances:                           The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The
                                    Servicer is required to advance delinquent payments of principal and interest on the Mortgage
                                    Loans only to the extent such amounts are deemed recoverable by the Servicer. If the Servicer fails to make any such advance, the Trustee, or a successor servicer appointed by the Trustee will be required to do so subject to its determination of recoverability. The Servicer and the
                                    Trustee (or any successor servicer appointed by the Trustee) are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:              The Servicer will be required each month to cover interest shortfalls as a result of voluntary prepayments on Mortgage Loans generally up to the monthly Servicing Fee payable to the Servicer.
                                    If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so for such Distribution Date up to the compensation payable to the
                                    Master Servicer.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 6

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------

Administration Fee                  The Administration Fee Rate with respect to each Mortgage Loan will be equal to the sum of (i)
Rate:                               the servicing fee rate, (ii) the master servicing fee rate, if any, (iii) the rate at which the fee payable to the Credit Risk Manager is calculated and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

Administration Fee:                 The Administration Fee with respect to each Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of that Mortgage Loan as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first
                                    Distribution Date), after giving effect to principal prepayments received during the related prepayment period.

Net Mortgage Rate                   The Net Mortgage Rate for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

Net WAC Pass-Through                Class 1-A and Class 2-A Certificates: The per annum rate (subject to adjustment based on the
Rate:                               actual number of days elapsed in the related Interest Accrual Period) equal to the product of
                                    (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the difference of (a) the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month plus the amount withdrawn from the Capitalized Interest Account, if any, attributable to the Prefunding Account for the Mortgage Loans in the related loan group minus the fees payable to the Servicer, Master Servicer, if any, and the Credit Risk Manager
                                    with respect to the related Mortgage Loans for such Distribution Date, over (b) the Group I
                                    Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment and Swap Termination Payment made to the Swap Providers for such Distribution Date (which was not caused by a Swap Provider Trigger Event, as defined in the Swap Agreements), and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period plus the amount on deposit in the Prefunding
                                    Account for the Mortgage Loans in the related loan group.

                                    Class M Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group and the amount on deposit in the Prefunding Account for the related loan group, the certificate principal balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for
                                    the Class 1-A Certificates and (ii) the Net WAC Pass-Through Rate for the Class 2-A
                                    Certificates.

                                    Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the
                                    Group II Mortgage Loans.

                                    Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the
                                    Group II Mortgage Loans.
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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 7

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
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                                                        Transaction Overview
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Certificate Swap                    On the Closing Date, the Trustee on behalf of a trust (the "Supplemental Interest Trust") will
Agreements:                         enter into three Swap Agreements as described below:

                                    Certificate Swap Agreement I: The Trustee on behalf of the Supplemental Interest Trust will enter into a Swap Agreement with the Certificate Swap I Provider with an initial notional amount of $[1,260,897,099.76]. On any Distribution Date beginning with the Distribution Date in [July
                                    2007], the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the Certificate Swap I Provider an amount equal to the product of (i) [5.21]%
                                    per annum and (ii) the notional amount as set forth in the Certificate Swap Agreement I based upon a 30/360 day count convention and the Supplemental Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR (determined pursuant to the
                                    Certificate Swap Agreement I) and (ii) the notional amount as set forth in the Certificate Swap
                                    Agreement I from the Certificate Swap I Provider based on an actual/360 day count, until the
                                    Certificate Swap Agreement I is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the "Net Swap I Payment"). See the attached Preliminary
                                    Certificate Swap I Schedule for the preliminary notional amount for each Distribution Date during the term of the Certificate Swap Agreement I.

                                    Certificate Swap Agreement II: The Trustee on behalf of the Supplemental Interest Trust will enter into a Swap Agreement with the Certificate Swap II Provider with an initial notional amount of $[92,415,033.14]. On any Distribution Date beginning with the Distribution Date in
                                    [July 2012], the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the Certificate Swap II Provider an amount equal to the product of (i)
                                    [5.21]% per annum and (ii) the lesser of (a) the notional amount as set forth in the Certificate
                                    Swap Agreement II based upon a 30/360 day count convention and (b) the aggregate principal balance of the group I fixed rate Mortgage Loans on such Distribution Date and the Supplemental
                                    Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR
                                    (determined pursuant to the Certificate Swap Agreement II) and (ii) the lesser of (a) the notional amount as set forth in the Certificate Swap Agreement II from the Certificate Swap II
                                    Provider based on an actual/360 day count and (b) the aggregate principal balance of the group I fixed rate Mortgage Loans on such Distribution Date, until the Certificate Swap Agreement II is terminated. Only the net amount of the two obligations will be paid by the appropriate party
                                    (the "Net Swap II Payment"). See the attached Preliminary Certificate Swap II Schedule for the preliminary notional amount for each Distribution Date during the term of the Certificate Swap
                                    Agreement II.

                                    Certificate Swap Agreement III: The Trustee on behalf of the Supplemental Interest Trust will enter into a Swap Agreement with the Certificate Swap III Provider with an initial notional amount of $[128,388,937.04]. On any Distribution Date beginning with the Distribution Date in
                                    [July 2012], the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the Certificate Swap III Provider an amount equal to the product of (i)
                                    [5.21]% per annum and (ii) the lesser of (a) the notional amount as set forth in the Certificate
                                    Swap Agreement III based upon a 30/360 day count convention and (b) the aggregate principal balance of the group II fixed rate Mortgage Loans on such Distribution Date and the Supplemental
                                    Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR
                                    (determined pursuant to the Certificate Swap Agreement III) and (ii) the lesser of (a) the notional amount as set forth in the Certificate Swap Agreement III from the Certificate Swap III
                                    Provider based on an actual/360 day count and (b) the aggregate principal balance of the group
                                    II fixed rate Mortgage Loans on such Distribution Date, until the Certificate Swap Agreement III is terminated. Only the net amount of the two obligations will be paid by the appropriate party
                                    (the "Net Swap III Payment"). See the attached Preliminary Certificate Swap III Schedule for the preliminary notional amount for each Distribution Date during the term of the Certificate Swap
                                    Agreement III.
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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 8

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
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Certificate Swap                    Any Net Swap Payments received under the Certificate Swap Agreements will be deposited in an
Agreements                          account (the "Certificate Swap Account") in the Supplemental Interest Trust, and will be paid
(Continued):                        as follows:

                                    1.    To pay any Net Swap Payments or any Swap Termination Payments (not caused by a Swap
                                          Provider Trigger Event (as defined in the Certificate Swap Agreements)) owed to the
                                          Certificate Swap Provider.

                                    2.    To pay any unpaid interest on the Senior Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the
                                          Subordinate Certificates, sequentially.

                                    3.    To pay the allocated Realized Losses to the Senior Certificates, concurrently, as follows*:

                                          (a)   to the Class 1-A-1 Certificates in an amount up to the unpaid Realized Loss Amount for the Class 1-A-1 Certificates, until reduced to zero; and

                                          (b)   concurrently, to the Class 2-A-1-1, Class 2-A-1-2, Class 2-A-1-3, Class 2-A-1-4,
                                                Class 2-A-1-5, Class 2-A-1-6 and Class 2-A-1-7 Certificates, on a pro rata basis, based on the entitlement of each such class, in an amount up to the unpaid Realized
                                                Loss Amounts for the Class 2-A-1-1, Class 2-A-1-2, Class 2-A-1-3, Class 2-A-1-4,
                                                Class 2-A-1-5, Class 2-A-1-6 and Class 2-A-1-7 Certificates, until reduced to zero.

                                    4.    To pay the allocated Realized Losses to the Subordinate Certificates, on a sequential basis.*

                                    5.    To pay any principal to the Offered Certificates in accordance with the principal payment provisions described in clause (4) under the heading "Cashflow Description" below in an amount necessary to achieve, restore or maintain the Required Overcollateralization
                                          Amount.*

                                    6.    To pay any unpaid Net WAC Rate Carryover Amounts first, to the Senior Certificates on a pro-rata basis, based on the entitlement of each such class and second, to the Subordinate
                                          Certificates on a sequential basis.

                                    7.    To pay any Swap Termination Payment (caused by a Certificate Swap Provider Trigger Event under the Certificate Swap Agreements) owed to the Certificate Swap Providers.

                                    8.    To pay any remaining amount to the Class CE Certificates.

                                    * Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3,4 and 5 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the
                                    Mortgage Loans from and after the Cut-Off Date.

                                    Upon early termination of any swap agreement for various events of default and termination events specified in the Certificate Swap Agreements, the Supplemental Interest Trust or the
                                    Certificate Swap Providers may be liable to make a termination payment (the "Swap Termination
                                    Payment") to the other party (regardless of which party caused the termination). The Swap
                                    Termination Payment will be computed in accordance with the procedures set forth in the
                                    Certificate Swap Agreement. In the event that the Securities Administrator, on behalf of the
                                    Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Class 2-A-1-2 Swap                  1.    On the Closing Date, the Class 2-A-1-2 Certificates will also have the benefit of a
Agreement:                                separate swap agreement (the "Class 2-A-1-2 Swap Agreement"). The Class 2-A-1-2 Swap
                                          Agreement will have an initial notional amount of $[100,000,000]. On any Distribution Date while the Class 2-A-1-2 Certificates remain outstanding, the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay to the Class
                                          2-A-1-2 Swap Provider an amount equal to the product of (a) the lesser of (1) One-Month
                                          LIBOR (determined pursuant to the Class 2-A-1-2 Swap Agreement) plus [  ]%, for each
                                          Distribution Date which occurs on or prior to the optional termination date or One-Month
                                          LIBOR (determined pursuant to the Class 2-A-1-2 Swap Agreement) plus [  ]%, for each
                                          Distribution Date which occurs after the optional termination date, and (2) the Net WAC
                                          Pass-Through Rate (b) a notional amount equal to the lesser of (1) the Certificate
                                          Principal Balance of the Class 2-A-1-2 Certificates immediately prior to the related
                                          Distribution Date and (2) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period and (c) the actual number of days in the related
                                          Accrual Period divided by 360, and the Class 2-A-1-2 Swap Provider will be obligated to pay to the Supplemental Interest Trust, for the benefit of the holders of the Class
                                          2-A-1-2 Certificates, an amount equal to the product of (x) One-Month LIBOR (determined pursuant to the Class 2-A-1-2 Swap Agreement) plus [  ]%, for each Distribution Date which occurs on or prior to the optional termination date, or One-Month LIBOR (determined pursuant to the Class 2-A-1-2 Swap Agreement) plus [  ]%, for each Distribution Date which occurs after the optional termination date and (y) a notional amount equal to the lesser of (i) the Certificate Principal Balance of the Class 2-A-1-2 Certificates immediately prior to the related Distribution Date and (ii) the aggregate principal balance of the
                                          Mortgage Loans as of the last day of the related due period, and (z) the actual number of days in the related Accrual Period divided by 360. Only the net amount of the two obligations will be paid by the appropriate party (the "Class 2-A-1-2 Net Swap Payment").
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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 9

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                        Transaction Overview
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Class 2-A-1-2 Swap                  If, on any Distribution Date, a Class 2-A-1-2 Net Swap Payment is payable from the Class 2-A-1-2
Agreement: (Cont)                   Swap Provider to the Securities Administrator on behalf of the Supplemental Interest Trust with respect to the Class 2-A-1-2 Swap Agreement, such amount will first be reduced (but not below zero) by any distribution to the Class 2-A-1-2 Certificates pursuant to the Certificate Swap
                                    Agreements (as described above).

                                    Any Class 2-A-1-2 Net Swap Payment received from the Class 2-A-1-2 Swap Provider will be deposited in an account (the "Class 2-A-1-2 Swap Account") in the Supplemental Interest Trust
                                    and will be used to pay any interest shortfall amounts, unpaid interest shortfall amounts, and
                                    Net WAC Rate Carryover Amounts on the Class 2-A-1-2 Certificates.

Class 2-A-1-6 Swap                  On the Closing Date, the Class 2-A-1-6 Certificates will also have the benefit of a separate
Agreement:                          swap agreement (the "Class 2-A-1-6 Swap Agreement"). The Class 2-A-1-6 Swap Agreement will have an initial notional amount of $[200,000,000]. On any Distribution Date while the Class 2-A-1-6
                                    Certificates remain outstanding, the Securities Administrator acting on behalf of the
                                    Supplemental Interest Trust will be obligated to pay to the Class 2-A-1-6 Swap Provider an amount equal to the product of (a) the lesser of (1) One-Month LIBOR (determined pursuant to the
                                    Class 2-A-1-6 Swap Agreement) plus [  ]%, for each Distribution Date which occurs on or prior to the optional termination date or One-Month LIBOR (determined pursuant to the Class 2-A-1-6 Swap
                                    Agreement) plus [  ]%, for each Distribution Date which occurs after the optional termination date, and (2) the Net WAC Pass-Through Rate (b) a notional amount equal to the lesser of (1) the
                                    Certificate Principal Balance of the Class 2-A-1-6 Certificates immediately prior to the related
                                    Distribution Date and (2) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period and (c) the actual number of days in the related Accrual Period divided by 360, and the Class 2-A-1-6 Swap Provider will be obligated to pay to the Supplemental
                                    Interest Trust, for the benefit of the holders of the Class 2-A-1-6 Certificates, an amount equal to the product of (x) One-Month LIBOR (determined pursuant to the Class 2-A-1-6 Swap
                                    Agreement) plus [  ]%, for each Distribution Date which occurs on or prior to the optional termination date, or One-Month LIBOR (determined pursuant to the Class 2-A-1-6 Swap Agreement)
                                    plus [  ]%, for each Distribution Date which occurs after the optional termination date and (y)
                                    a notional amount equal to the lesser of (i) the Certificate Principal Balance of the Class
                                    2-A-1-6 Certificates immediately prior to the related Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, and (z)
                                    the actual number of days in the related Accrual Period divided by 360. Only the net amount of the two obligations will be paid by the appropriate party (the "Class 2-A-1-6 Net Swap
                                    Payment").

                                    If, on any Distribution Date, a Class 2-A-1-6 Net Swap Payment is payable from the Class 2-A-1-6
                                    Swap Provider to the Securities Administrator on behalf of the Supplemental Interest Trust with respect to the Class 2-A-1-6 Swap Agreement, such amount will first be reduced (but not below zero) by any distribution to the Class 2-A-1-6 Certificates pursuant to the Certificate Swap
                                    Agreements (as described above).

                                    Any Class 2-A-1-6 Net Swap Payment received from the Class 2-A-1-6 Swap Provider will be deposited in an account (the "Class 2-A-1-6 Swap Account") in the Supplemental Interest Trust
                                    and will be used to pay any interest shortfall amounts, unpaid interest shortfall amounts, and
                                    Net WAC Rate Carryover Amounts on the Class 2-A-1-6 Certificates.

Principal                           The Principal Distribution Amount for any Distribution Date will generally be equal to the sum
Distribution Amount:                of (i) all monthly payments of principal due on each Mortgage Loan (other than a Liquidated
                                    Mortgage Loan) on the related due date, (ii) the principal portion of the purchase price of each
                                    Mortgage Loan that was repurchased by the Sponsor, the master servicer or another person pursuant to the pooling and servicing agreement as of such Distribution Date, (iii) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Mortgage
                                    Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date, (iv) with respect to each Mortgage Loan that became a
                                    Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that
                                    Mortgage Loan, (v) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related prepayment period, (vi) any subsequent recoveries relating to
                                    Mortgage Loans received during the calendar month preceding the month of the Distribution (vii)
                                    with respect to the Distribution Date immediately following the termination of the Prefunding
                                    Period, any remaining Prefunded Amount, and (viii) the principal portion of any amounts received in connection with the optional termination of the trust.

Group I Principal                   The Group I Principal Distribution Amount with respect to each Distribution Date is equal to the
Distribution Amount:                product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the principal remittance amount for Group I for that Distribution Date and the denominator of which is the aggregate principal remittance amount for both loan groups for that Distribution
                                    Date.
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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 10

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Group II Principal                  The Group II Principal Distribution Amount with respect to each Distribution Date is equal to
Distribution Amount:                the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the principal remittance amount for Group II for that Distribution Date and the denominator of which is the aggregate principal remittance amount for both loan groups for that Distribution
                                    Date.

Senior Principal                    For any Distribution Date will equal the excess of: (1) the aggregate Certificate Principal
Distribution Amount:                Balance of the Senior Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (i) [83.80]% on any Distribution Date on or after the Stepdown Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period)
                                    and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor. The Senior Principal Distribution
                                    Amount will be distributed to the holders of the Class 1-A Certificates and the Class 2-A
                                    Certificates to the extent of their respective group-based principal distribution amount.

Subordinate Principal               For any class of Subordinate Certificates and any Distribution Date, will equal the excess of:
Distribution Amount                 (1) the sum of: (a) the aggregate Certificate Principal Balance of the Senior Certificates
                                    (after taking into account the distribution of the Senior Principal Distribution Amount for such
                                    Distribution Date), (b) the aggregate Certificate Principal Balance of any class(es) of
                                    Subordinate Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinate Principal Distribution Amount(s) for such more senior class(es) of Subordinate Certificates for such Distribution Date), and (c) the
                                    Certificate Principal Balance of such class of Subordinate Certificates immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Subordinate
                                    Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the
                                    Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (b) the aggregate Stated Principal Balance of the
                                    Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor;
                                    provided, however, that if such class of Subordinate Certificates is the only class of
                                    Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Certificate Principal
                                    Balance is reduced to zero.

Required                            Overcollateralization refers to the amount by which the aggregate principal balance of the
Overcollateralization               Mortgage Loans and any amount on deposit in the Prefunding Account exceeds the Certificate
Amount:                             Principal Balance of the Offered Certificates. This excess (the "Overcollateralization Amount")
                                    is intended to protect the certificateholders against shortfalls in payments on the Offered
                                    Certificates. The Overcollateralization Amount for the Certificates will be approximately
                                    [0.90]% and is anticipated to build to approximately [1.80]% of the aggregate principal balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the Cut-off Date
                                    (the "Required Overcollateralization Amount"). If, due to losses, the Overcollateralization
                                    Amount is reduced below the Required Overcollateralization Amount, excess monthly cashflow, if any is available, will be paid to the Offered Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Offered Certificates to the extent necessary to reach the Required Overcollateralization
                                    Amount.
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------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 11

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Overcollateralization               Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net
Increase Amount:                    Monthly Excess Cashflow and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Stepdown Date:                      The earlier of (i) the first Distribution Date on which the Certificate Principal Balances of the Senior Certificates have been reduced to zero and (ii) the later to occur of (x) the
                                    Distribution Date occurring in June 2010 and (y) the first Distribution Date on which the Credit
                                    Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Senior Certificates and Subordinate Certificates) is equal to or greater than [16.20]%.

OC Floor:                           An amount equal to [0.50]% of the aggregate Stated Principal Balance of the Mortgage Loans as of
                                    the Cut-off Date plus amounts on deposit in the Prefunding Account.

Credit Enhancement                  The Credit Enhancement Percentage for any class of Senior Certificates or Subordinate
Percentage:                         Certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate
                                    Certificate Principal Balance of the class or classes subordinate thereto and the
                                    Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, plus amounts on deposit in the Prefunding Account and unscheduled collections of principal received during the related prepayment period and distribution of the Principal Distribution Amount to the holders of the Senior Certificates and
                                    Subordinate Certificates then entitled to distributions of principal on such Distribution Date.

                                                                                                   CE % On/After Stepdown Date (the
                                                                                                   --------------------------------
                              Two of Three Rating                                                   "Stepdown Target Subordination
                              --------------------                                                  ------------------------------
          Class                     Agencies               Initial CE %          Target CE %                  Percentage")
          -----                     --------               ------------          -----------                  ------------
         Senior                    [AAA/Aaa]                  [7.20]%              [8.10]%                 2.00 x Target CE %
           M-1                     [AA+/Aa1]                  [5.80]%              [6.70]%                 2.00 x Target CE %
           M-2                      [AA/Aa2]                  [4.55]%              [5.45]%                 2.00 x Target CE %
           M-3                     [AA-/Aa3]                  [4.05]%              [4.95]%                 2.00 x Target CE %
           M-4                      [A+/A1]                   [3.55]%              [4.45]%                 2.00 x Target CE %
           M-5                       [A/A2]                   [3.00]%              [3.90]%                 2.00 x Target CE %
           M-6                      [A-/A3]                   [2.45]%              [3.35]%                 2.00 x Target CE %
           M-7                    [BBB+/Baa1]                 [1.95]%              [2.85]%                 2.00 x Target CE %
           M-8                     [BBB/Baa2]                 [1.45]%              [2.35]%                 2.00 x Target CE %
           M-9                    [BBB-/Baa3]                 [0.90]%              [1.80]%                 2.00 x Target CE %

Trigger Event:                      If either a Delinquency Trigger Event or a Cumulative Loss Trigger Event exists.

Delinquency Trigger                 With respect to a Distribution Date on or after the Stepdown Date, if the Rolling Sixty Day
Event:                              Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of [  ]% and the Credit Enhancement Percentage, then a Delinquency Trigger Event exists.

Cumulative Loss Trigger             With respect to any Distribution Date on or after the Stepdown Date, if the aggregate amount of
Event:                              Realized Losses on the Mortgage Loans from (and including) the Cut-off Date to (and including)
                                    the related due date (reduced by the aggregate amount of subsequent recoveries received from the
                                    Cut-off Date through the prepayment period related to that due date) divided by the aggregate
                                    Scheduled Principal Balance as of the Cut-off Date exceeds the applicable percentage, for such
                                    Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below, then a Cumulative Loss Trigger Event will exist:

                                     Distribution Date Occurring in                             Percentage
                                     ------------------------------                             ----------
                                          June 2009 to May 2010          [  ]%, plus 1/12th of [  ]% for each month thereafter
                                          June 2010 to May 2011          [  ]%, plus 1/12th of [  ]% for each month thereafter
                                          June 2011 to May 2012          [  ]%, plus 1/12th of [  ]% for each month thereafter
                                          June 2012 to May 2013          [  ]%, plus 1/12th of [  ]% for each month thereafter
                                         June 2013 and thereafter        [  ]%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 12

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Cashflow                            The payments to the Certificates to be made on each Distribution Date, to the extent of the
Description:                        available funds from the Mortgage Loans will be made according to the following priority:

                                    Available Funds:

                                    1.    Payments to the Supplemental Interest Trust to pay any Net Swap Payments or the Swap
                                          Termination Payments not caused by a Certificate Swap Provider Trigger Event owed to the
                                          Certificate Swap Provider under the Certificate Swap Agreements.

                                    2.    Payments of interest, including accrued and unpaid interest and any unpaid interest shortfalls from prior Distribution Dates to the Class A Certificates, concurrently, on a pro rata basis based on their respective entitlements. Accrued interest on each class of
                                          Class A Certificates shall be calculated at a per annum rate equal to the Pass-Through
                                          Rate for such class multiplied by the Certificate Principal Balance of such class on such
                                          Distribution Date.

                                    3.    Payments of interest, including accrued and unpaid interest and any unpaid interest shortfalls from prior Distribution Dates sequentially to the Class M-1, Class M-2 Class
                                          M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in
                                          that order. Accrued interest on each class of Subordinate Certificates shall be calculated at a per annum rate equal to the Pass-Through Rate for such class multiplied by the
                                          Certificate Principal Balance of such class on such Distribution Date.

                                    4.    (A) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in an amount up to Principal Distribution Amount in the following order:

                                                i.    First, concurrently, to the Senior Certificates as follows:

                                                      a.    In an amount up to the Group I Principal Distribution Amount to the
                                                            Class 1-A-1 until its Certificate Principal Balance is reduced to zero;

                                                      b.    In an amount up to the Group II Principal Distribution Amount concurrently (1) to the Class 2-A-1-6 Certificates and the Class 2-A-1-7
                                                            Certificates and (2) to the Class 2-A-1-1, Class 2-A-1-2, Class 2-A-1-3,
                                                            Class 2-A-1-4 and Class 2-A-1-5 Certificates, on a pro rata basis, based on the aggregate Certificate Principal Balance of the classes of Class
                                                            2-A Certificates listed in clauses (1) and (2) above; provided that:

                                                            (1)   the pro rata allocation to the Class 2-A-1-6 Certificates and
                                                                  Class 2-A-1-7 Certificates shall be paid to the Class 2-A-1-6
                                                                  Certificates and Class 2-A-1-7 Certificates, concurrently, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class is reduced to zero;

                                                            (2)   the pro rata allocation to the Class 2-A-1-1, Class 2-A-1-2, Class
                                                                  2-A-1-3, Class 2-A-1-4 and Class 2-A-1-5 Certificates will be paid concurrently to such classes of Class 2-A Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, as follows:

                                                            (a)   To the Class 2-A-1-5 Certificates until its Certificate Principal
                                                                  Balance is reduced to zero; and

                                                            (b)   To the Class 2-A-1-1 until its Certificate Principal Balance is reduced to zero;

                                                            (c)   To the Class 2-A-1-2 until its Certificate Principal Balance is reduced to zero; and

                                                                  a     (d) The pro rata allocation payable to the Class 2-A-1-3 and
                                                                        Class 2-A-1-4 Certificates will be paid first to the Class
                                                                        2-A-1-3 Certificates until its Certificate Principal Balance is reduced to zero and then to the Class 2-A-1-4
                                                                        Certificates until its Certificate Principal Balance is
                                                                        reduced to zero;
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 13

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Cashflow                                        ii.   Second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class
description (cont):                                   M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

                                          (B) For each Distribution Date on or after the Stepdown Date and so long as a Trigger
                                          Event is not in effect, in an amount up to the Principal Distribution Amount in the following order:

                                                i.    First, concurrently, to the Senior Certificates as follows:

                                                      1.    To the Class 1-A-1 Certificates, in an amount up to the Senior Principal
                                                            Distribution Amount payable to the Class 1-A Certificates, until its
                                                            Certificate Principal Balance is reduced to zero;

                                                      a.    In an amount up to the Senior Principal Distribution Amount concurrently
                                                            (1) to the Class 2-A-1-6 Certificates and the Class 2-A-1-7 Certificates
                                                            and (2) to the Class 2-A-1-1, Class 2-A-1-2, Class 2-A-1-3, Class
                                                            2-A-1-4 and Class 2-A-1-5 Certificates, on a pro rata basis, based on the aggregate Certificate Principal Balance of the classes of Class 2-A
                                                            Certificates listed in clauses (1) and (2) above; provided that:

                                                            (1)   the pro rata allocation to the Class 2-A-1-6 Certificates and
                                                                  Class 2-A-1-7 Certificates shall be paid to the Class 2-A-1-6
                                                                  Certificates and Class 2-A-1-7 Certificates, concurrently, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class is reduced to zero;

                                                            (2)   the pro rata allocation to the Class 2-A-1-1, Class 2-A-1-2, Class
                                                                  2-A-1-3, Class 2-A-1-4 and Class 2-A-1-5 Certificates will be paid concurrently to such classes of Class 2-A Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, as follows:

                                                            (b)   To the Class 2-A-1-5 Certificates until its Certificate Principal
                                                                  Balance is reduced to zero; and

                                                            (c)   To the Class 2-A-1-1 until its Certificate Principal Balance is reduced to zero; and

                                                            (d)   To the Class 2-A-1-2 until its Certificate Principal Balance is reduced to zero; and

                                                                  a     The pro rata allocation to the Class 2-A-1-3 and Class
                                                                        2-A-1-4 Certificates will be paid first to the Class 2-A-1-3
                                                                        Certificates until its Certificate Principal Balance is
                                                                        reduced to zero and then to the Class 2-A-1-4 Certificates until its Certificate Principal Balance is reduced to zero;

                                                i.    Second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class
                                                      M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount up to their respective Subordinate Principal Distribution
                                                      Amounts, until their respective Certificate Principal Balances are reduced to zero.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 14

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Cashflow description
(cont):                             Any Remaining Available Funds:

                                    2.    To pay the allocated Realized Losses, concurrently, as follows:

                                          (a)   concurrently, to the Class 1-A-1 Certificates, in amount up to the Realized Loss
                                                Amount remaining unpaid after taking into account distributions of amounts available for this purpose under the Certificate Swap Agreements, until reduced to zero; and

                                          (b)   concurrently, to the Class 2-A-1-1, Class 2-A-1-2, Class 2-A-1-3, Class 2-A-1-4,
                                                Class 2-A-1-5, Class 2-A-1-6 and Class 2-A-1-7 Certificates, in amount up to the
                                                Realized Loss Amount for each such class remaining unpaid after taking into account distributions of amounts available for this purpose under the Certificate Swap
                                                Agreements (and with respect to the Class 2-A-1-2 and Class 2-A-1-6 Certificates, after taking into account distributions of amounts available for this purpose under the Class 2-A-1-2 Swap Agreement and Class 2-A-1-6 Swap Agreement, respectively), on a pro rata basis, based on the entitlement of each such class, until reduced to zero.

                                    3.    Sequentially, to the Subordinate Certificates, in an amount up to the allocated Realized
                                          Losses remaining unpaid after taking into account distributions of amounts available for this purpose under the Certificate Swap Agreements.

                                    4.    To the Certificates then entitled to receive distributions in respect of principal in order to reduce the aggregate Certificate Principal Balance of such Certificates to the extent necessary to achieve, restore or maintain the Required Overcollateralization
                                          Amount, in the order of priority described in clause (4) above.

                                    5.    To pay the Net WAC Rate Carryover Amount first, to the Senior Certificates on a pro-rata basis, based on the entitlement of each such class and second, to the Subordinate
                                          Certificates, on a sequential basis, in each case after taking into account distributions of amounts available for this purpose under the Certificate Swap Agreements .

                                    6.    To pay any Swap Termination Payment due to the Certificate Swap Providers under the
                                          Certificate Swap Agreements as a result of a Certificate Swap Provider Trigger Event.

                                    7.    To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

Net WAC Rate Carryover              With respect to any Distribution Date on which the Pass-Through Rate for a class of Offered
Amount:                             Certificates is limited to the Net WAC Pass-Through Rate, the Net WAC Rate Carryover Amount for
                                    such class is an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through
                                    Rate had not been applicable to such class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for any previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the Net WAC Pass-Through Rate.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 15

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Allocation of Losses:               Realized Losses on the Mortgage Loans will be allocated to the most junior class of Subordinate
                                    Certificates outstanding beginning with the Class M-9 Certificates, until the Certificate
                                    Principal Balance of each class of the Subordinate Certificates has been reduced to zero.

                                    Thereafter, (i) Realized Losses on the Mortgage Loans in group I will be allocated to the Class
                                    1-A-1 Certificates until its Certificate Principal Balance has been reduced to zero and (ii)
                                    Realized Losses on the Mortgage Loans in group II will be allocated to the Class 2-A-1-1, Class
                                    2-A-1-2, Class 2-A-1-3, Class 2-A-1-4, Class 2-A-1-5, Class 2-A-1-6 and Class 2-A-1-7
                                    Certificates, on a pro rata basis; provided however, that any realized losses on the Mortgage
                                    Loans in group II allocable to the Class 2-A-1-1, Class 2-A-1-2, Class 2-A-1-3, and Class
                                    2-A-1-4 Certificates will be allocated first to the Class 2-A-1-5 Certificates, until its
                                    Certificate Principal Balance has been reduced to zero and then to the Class 2-A-1-1, Class
                                    2-A-1-2, Class 2-A-1-3, and Class 2-A-1-4 Certificates, on a pro rata basis until their respective Certificate Principal Balances have been reduced to zero and that any realized losses on the Mortgage Loans in group II allocable to the Class 2-A-1-6 Certificates will be allocated first to the Class 2-A-1-7 Certificates, until its Certificate Principal Balance has been reduced to zero and then to the Class 2-A-1-6 Certificates until its Certificate Principal
                                    Balance has been reduced to zero.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 16

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

              Preliminary Certificate Swap Agreement I Schedule*

-----------------------------------------------------------------------------------
Distribution Date   Notional Schedule ($)  Distribution Date  Notional Schedule ($)
-----------------------------------------------------------------------------------
     7/25/2007         1,260,897,099.76       11/25/2010        574,513,524.86
     8/25/2007         1,256,208,872.59       12/25/2010        561,982,075.11
     9/25/2007         1,249,279,513.48       1/25/2011         549,725,641.11
     10/25/2007        1,240,096,722.89       2/25/2011         537,738,135.91
     11/25/2007        1,228,659,557.14       3/25/2011         526,013,608.52
     12/25/2007        1,214,978,505.45       4/25/2011         514,546,358.57
     1/25/2008         1,199,076,163.90       5/25/2011         503,330,574.93
     2/25/2008         1,180,987,277.55       6/25/2011         492,360,749.98
     3/25/2008         1,160,758,965.67       7/25/2011         481,631,505.54
     4/25/2008         1,138,450,734.62       8/25/2011         471,137,406.60
     5/25/2008         1,115,055,421.02       9/25/2011         460,873,256.47
     6/25/2008         1,090,621,959.34       10/25/2011        450,833,974.41
     7/25/2008         1,066,727,909.14       11/25/2011        441,014,592.95
     8/25/2008         1,043,361,234.42       12/25/2011        431,410,255.42
     9/25/2008         1,020,510,191.36       1/25/2012         422,016,213.39
     10/25/2008         998,163,300.05        2/25/2012         412,827,824.26
     11/25/2008         976,309,401.17        3/25/2012         403,840,507.08
     12/25/2008         954,937,459.39        4/25/2012         395,050,125.48
     1/25/2009          934,036,767.12        5/25/2012         386,454,218.51
     2/25/2009          913,596,825.20        6/25/2012         378,039,208.62
     3/25/2009          893,607,386.36        7/25/2012              0.00
     4/25/2009          874,058,433.37
     5/25/2009          854,940,220.67
     6/25/2009          836,243,126.57
     7/25/2009          817,957,804.99
     8/25/2009          800,075,095.48
     9/25/2009          782,586,055.12
     10/25/2009         765,481,941.48
     11/25/2009         748,754,243.27
     12/25/2009         732,394,568.81
     1/25/2010          716,394,759.31
     2/25/2010          700,746,820.69
     3/25/2010          685,442,947.01
     4/25/2010          670,475,012.12
     5/25/2010          655,836,097.51
     6/25/2010          641,518,974.03
     7/25/2010          627,516,157.89
     8/25/2010          613,820,944.46
     9/25/2010          600,426,518.32
     10/25/2010         587,326,216.46
-----------------------------------------------------------------------------------
*Subject to change based on information to be received prior to the Closing Date.

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 17

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                    Preliminary Certificate Swap Agreement II Schedule*

---------------------------------------------------------------------------------------------------------------------------------
Distribution Date   Notional Schedule ($)   Distribution Date   Notional Schedule ($)   Distribution Date   Notional Schedule ($)
---------------------------------------------------------------------------------------------------------------------------------
     7/25/2007                0.00             6/25/2011               0.00                5/25/2015           56,371,290.34
     8/25/2007                0.00             7/25/2011               0.00                6/25/2015           55,550,783.11
     9/25/2007                0.00             8/25/2011               0.00                7/25/2015           54,741,795.67
     10/25/2007               0.00             9/25/2011               0.00                8/25/2015           53,944,169.31
     11/25/2007               0.00             10/25/2011              0.00                9/25/2015           53,157,747.49
     12/25/2007               0.00             11/25/2011              0.00               10/25/2015           52,382,375.81
     1/25/2008                0.00             12/25/2011              0.00               11/25/2015           51,617,901.95
     2/25/2008                0.00             1/25/2012               0.00               12/25/2015           50,864,175.70
     3/25/2008                0.00             2/25/2012               0.00                1/25/2016           50,121,048.87
     4/25/2008                0.00             3/25/2012               0.00                2/25/2016           49,388,375.31
     5/25/2008                0.00             4/25/2012               0.00                3/25/2016           48,666,010.86
     6/25/2008                0.00             5/25/2012               0.00                4/25/2016           47,953,813.32
     7/25/2008                0.00             6/25/2012               0.00                5/25/2016           47,251,642.43
     8/25/2008                0.00             7/25/2012           92,415,033.14           6/25/2016           46,559,359.87
     9/25/2008                0.00             8/25/2012           91,090,815.46           7/25/2016           45,876,829.16
     10/25/2008               0.00             9/25/2012           89,785,039.81           8/25/2016           45,203,915.73
     11/25/2008               0.00             10/25/2012          88,497,453.22           9/25/2016           44,540,486.81
     12/25/2008               0.00             11/25/2012          87,227,806.17          10/25/2016           43,886,411.47
     1/25/2009                0.00             12/25/2012          85,975,852.53          11/25/2016           43,241,560.55
     2/25/2009                0.00             1/25/2013           84,741,349.52          12/25/2016           42,605,806.65
     3/25/2009                0.00             2/25/2013           83,524,057.66           1/25/2017           41,978,794.64
     4/25/2009                0.00             3/25/2013           82,323,740.74           2/25/2017           41,360,634.83
     5/25/2009                0.00             4/25/2013           81,140,165.76           3/25/2017           40,751,204.89
     6/25/2009                0.00             5/25/2013           79,973,102.88           4/25/2017           40,150,323.75
     7/25/2009                0.00             6/25/2013           78,822,325.39           5/25/2017           39,556,946.29
     8/25/2009                0.00             7/25/2013           77,687,609.67           6/25/2017           38,951,832.62
     9/25/2009                0.00             8/25/2013           76,568,735.15           7/25/2017               0.00
     10/25/2009               0.00             9/25/2013           75,465,484.26
     11/25/2009               0.00             10/25/2013          74,377,642.37
     12/25/2009               0.00             11/25/2013          73,304,997.80
     1/25/2010                0.00             12/25/2013          72,247,341.74
     2/25/2010                0.00             1/25/2014           71,204,468.22
     3/25/2010                0.00             2/25/2014           70,176,174.08
     4/25/2010                0.00             3/25/2014           69,162,258.93
     5/25/2010                0.00             4/25/2014           68,162,525.09
     6/25/2010                0.00             5/25/2014           67,176,777.58
     7/25/2010                0.00             6/25/2014           66,204,824.11
     8/25/2010                0.00             7/25/2014           65,246,474.95
     9/25/2010                0.00             8/25/2014           64,301,542.99
     10/25/2010               0.00             9/25/2014           63,369,843.68
     11/25/2010               0.00            10/25/2014           62,451,194.95
     12/25/2010               0.00            11/25/2014           61,545,417.23
     1/25/2011                0.00            12/25/2014           60,652,333.41
     2/25/2011                0.00             1/25/2015           59,771,768.75
     3/25/2011                0.00             2/25/2015           58,903,550.95
     4/25/2011                0.00             3/25/2015           58,047,510.01
     5/25/2011                0.00             4/25/2015           57,203,478.26
---------------------------------------------------------------------------------------------------------------------------------
*Subject to change based on information to be received prior to the Closing Date.

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 18

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                   Preliminary Certificate Swap Agreement III Schedule*
-----------------------------------------------------------------------------------------------------------------------------
Distribution Date   Notional Schedule ($)  Distribution Date  Notional Schedule ($)  Distribution Date  Notional Schedule ($)
-----------------------------------------------------------------------------------------------------------------------------
     7/25/2007               0.00             6/25/2011              0.00               5/25/2015          78,480,349.78
     8/25/2007               0.00             7/25/2011              0.00               6/25/2015          77,343,785.72
     9/25/2007               0.00             8/25/2011              0.00               7/25/2015          76,223,152.66
     10/25/2007              0.00             9/25/2011              0.00               8/25/2015          75,118,231.18
     11/25/2007              0.00             10/25/2011             0.00               9/25/2015          74,028,804.88
     12/25/2007              0.00             11/25/2011             0.00              10/25/2015          72,954,660.29
     1/25/2008               0.00             12/25/2011             0.00              11/25/2015          71,895,586.86
     2/25/2008               0.00             1/25/2012              0.00              12/25/2015          70,851,376.90
     3/25/2008               0.00             2/25/2012              0.00               1/25/2016          69,821,825.59
     4/25/2008               0.00             3/25/2012              0.00               2/25/2016          68,806,730.86
     5/25/2008               0.00             4/25/2012              0.00               3/25/2016          67,805,893.41
     6/25/2008               0.00             5/25/2012              0.00               4/25/2016          66,819,116.69
     7/25/2008               0.00             6/25/2012              0.00               5/25/2016          65,846,206.78
     8/25/2008               0.00             7/25/2012         128,388,937.04          6/25/2016          64,886,972.44
     9/25/2008               0.00             8/25/2012         126,555,828.66          7/25/2016          63,941,225.05
     10/25/2008              0.00             9/25/2012         124,748,221.30          8/25/2016          63,008,778.52
     11/25/2008              0.00             10/25/2012        122,965,765.23          9/25/2016          62,089,449.35
     12/25/2008              0.00             11/25/2012        121,208,115.46         10/25/2016          61,183,056.52
     1/25/2009               0.00             12/25/2012        119,474,931.72         11/25/2016          60,289,421.48
     2/25/2009               0.00             1/25/2013         117,765,878.36         12/25/2016          59,408,368.11
     3/25/2009               0.00             2/25/2013         116,080,624.28          1/25/2017          58,539,722.73
     4/25/2009               0.00             3/25/2013         114,418,842.91          2/25/2017          57,683,314.00
     5/25/2009               0.00             4/25/2013         112,780,212.11          3/25/2017          56,838,972.92
     6/25/2009               0.00             5/25/2013         111,164,414.13          4/25/2017          56,006,343.23
     7/25/2009               0.00             6/25/2013         109,571,135.54          5/25/2017          55,184,686.33
     8/25/2009               0.00             7/25/2013         108,000,067.18          6/25/2017          54,338,882.57
     9/25/2009               0.00             8/25/2013         106,450,904.11          7/25/2017              0.00
     10/25/2009              0.00             9/25/2013         104,923,345.51
     11/25/2009              0.00             10/25/2013        103,417,094.69
     12/25/2009              0.00             11/25/2013        101,931,858.97
     1/25/2010               0.00             12/25/2013        100,467,349.68
     2/25/2010               0.00             1/25/2014          99,023,282.06
     3/25/2010               0.00             2/25/2014          97,599,375.25
     4/25/2010               0.00             3/25/2014          96,195,352.20
     5/25/2010               0.00             4/25/2014          94,810,939.62
     6/25/2010               0.00             5/25/2014          93,445,867.97
     7/25/2010               0.00             6/25/2014          92,099,871.38
     8/25/2010               0.00             7/25/2014          90,772,687.58
     9/25/2010               0.00             8/25/2014          89,464,057.88
     10/25/2010              0.00             9/25/2014          88,173,727.13
     11/25/2010              0.00            10/25/2014          86,901,443.64
     12/25/2010              0.00            11/25/2014          85,646,959.16
     1/25/2011               0.00            12/25/2014          84,410,028.82
     2/25/2011               0.00             1/25/2015          83,190,411.08
     3/25/2011               0.00             2/25/2015          81,987,867.70
     4/25/2011               0.00             3/25/2015          80,802,163.69
     5/25/2011               0.00             4/25/2015          79,633,067.26
-----------------------------------------------------------------------------------------------------------------------------
*Subject to change based on information to be received prior to the Closing Date.

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 19

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                         FOR ADDITIONAL INFORMATION PLEASE CALL:
                         ---------------------------------------

-----------------------------------------------------------------------------------------
                                  Deutsche Bank Securities
-----------------------------------------------------------------------------------------

    MBS Trading
    -----------
    Adam Yarnold                                   212-250-2669
    Florian Halili                                 212-250-0877

    MBS Banking
    -----------
    Susan Valenti                                  212-250-3455
    Kathie Peng                                    212-250-7259

    MBS Analytics
    -------------
    Alex Lee                                       212-250-7826
    Fan Huang                                      212-250-5470
    Unjoo Choi                                     212-250-5325
---------------------------------------------- ------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                                                                 20